Exhibit 10.2

SEVENTH amendment to the 10% secured convertible Notes and 10% secured promissory notes

THIS SEVENTH AMENDMENT TO THE 10% SECURED CONVERTIBLE NOTES and 10% secured promissory notes (this “Agreement”) is dated and effective as of November 14, 2024 between REED’S, INC., a Delaware corporation (the “Company”), the Holders party hereto constituting all of the Holders, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Holder Representative and Collateral Agent (the “Agent”).

1. Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in that certain Note Purchase Agreement, dated as of May 9, 2022, as amended (the “Note Purchase Agreement”), between the Company, the Holder Representative and each purchaser on the schedule of purchasers thereto, or in the 10% Secured Convertible Notes, as amended (each, an “Original Note”, and collectively, the “Original Notes”), or the 10% Secured Promissory Notes, as amended (each, a “Fourth Option Note”, and collectively, the “Fourth Option Notes”, each Original Note or Fourth Option Note, a “Note”, and the Original Notes and the Fourth Option Notes collectively, the “Notes”), issued by the Company pursuant to the Note Purchase Agreement, as applicable.

2. Representations and Warranties. The Company hereby represents and warrants that, after giving effect to this Agreement (including the effectiveness of the waivers contained in Section 5 of this Agreement), all representations and warranties contained in the Notes are true and correct, in all material respects, on and as of the date hereof, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects.

3. Revolving Credit Facility Subordination Agreement. Each Holder hereby consents to and directs the Agent to enter into and, notwithstanding anything in the Notes or any other Note Document to the contrary, to perform that certain Subordination Agreement, dated as of November 14, 2024, by and among the Holders, Agent, Cantor Fitzgerald Securities and the Company and to exercise such rights, powers and remedies and perform such duties from time to time as are set forth therein.

4. Amendments to the Notes. The Company, the Agent and the Holders agree to amend all Notes as follows:

(a) Removal and Replacement of ABL Debt, ABL Debt Documents and ABL Lender Definitions and Related Provisions.

(i) The definitions of the terms ABL Debt, ABL Debt Documents and ABL Lender are hereby deleted in their entirety from the Notes, all references to such terms in any Note Document (other than this Agreement) shall be removed, and all requirements and obligations on the part of the Company or any Guarantor to take or not take actions with regard to the ABL Debt, ABL Debt Documents and ABL Lender under any of the Note Documents (including those contained in Section 12(g) of the Notes which is hereby deleted in its entirety) are hereby terminated and waived in full, and any failure by the Company or any Guarantor to comply with such requirements and obligations shall not constitute a Default or Event of Default under any Note.

(ii) The following term will be included in Section 1 of each of the Notes in alphabetical order:

“Revolving Credit Facility” means the revolving loans extended pursuant to that certain Loan and Security Agreement, dated as of November 14, 2024, among Agent, as administrative agent and collateral agent, the other lenders listed on Schedule 1.1(a) thereof or otherwise party thereto from time to time, as lenders, the Company, as the borrower, and the other subsidiaries from time to time party thereto, as guarantors.

(b) Maturity Date. The definition of the term Maturity Date contained in the Notes is amended and restated in its entirety as follows:

“Maturity Date” means May 14, 2026.

(c) Permitted Indebtedness. Clause (n) of the definition of the term Permitted Indebtedness contained in the Notes is amended and restated in its entirety as follows:

(n) Indebtedness arising under the Revolving Credit Facility; and

(d) Permitted Liens. Clause (k) of the definition of the term Permitted Liens contained in the Notes is amended and restated in its entirety as follows:

(k) Liens arising under the Revolving Credit Facility to secured Permitted Indebtedness under clause (n) of the definition thereof;

(e) Subordination Agreement. The definition of the term Subordination Agreement contained in the Notes is amended and restated as follows, and Exhibit B to the Notes here deleted in its entirety:

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to the Majority Holders.

(f) Removal of Collateral Requirements and Release of Collateral. On and as of immediately prior to the execution of the Revolving Credit Facility, the Holders and the Agent (on behalf of itself and the Holders) agrees and acknowledges that, immediately, automatically, irrevocably and without further action by any Person, (i) all security interests and other Liens granted to or held by or for the benefit of the Agent, the Holders or any Holder in any assets of the Company or any Guarantor (including any Collateral) as security for any Note Obligations shall be and hereby are terminated, satisfied, released and discharged, (ii) all requirements and obligations on the part of the Company or any Guarantor under any of the Note Documents (including those contained in any of Sections 7(l), 7(r), 7(ee), 10, 11 and 12 of the Notes) to create, grant, perfect, maintain or otherwise preserve, or to otherwise take any action necessary to create, grant, perfect, maintain or otherwise preserve, any security interests or other Liens to, by or for the benefit of the Agent, the Holders or any Holder are hereby terminated and waived in full, and any failure by the Company or any Guarantor to comply with any such requirements and obligations shall not constitute a Default or Event of Default under any Note, and (iii) the Company (or its designee) shall be authorized to file the UCC-3 termination statements attached hereto as Exhibit A, to file the intellectual property security agreement releases attached hereto as Exhibit B, to deliver the control agreement termination attached as Exhibit C and, subject to the prior review by and reasonable satisfaction therewith of the Agent, any other intellectual property security agreement releases and other instruments, releases and documents evidencing the release of the Agent’s security interests and other Liens in the Collateral (together with the instruments represented by Exhibits A, B and C hereof, collectively, the “Terminations”). Further, the Agent and the Holders agree to take all reasonable additional steps requested by the Company or the lenders under the Revolving Credit Facility as may be necessary or desirable to give effect to or evidence the agreements in this Section 4(e), all at the sole cost and expense of the Company.

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5. Limited Waiver.

(a) Agent (as directed by all Holders below) and the Holders party hereto (constituting all of the Holders) hereby waive the following Events of Default under the Notes through the Maturity Date as amended by this Agreement: (i) any Default or Event of Default arising as a result of any Fundamental Change or Make-Whole Fundamental Change occurring on or prior to the date of this Agreement and (ii) any Default or Event of Default arising as a result of the failure of the Company to observe the terms of the Registration Rights Agreement.

(b) This Section 5 shall be effective only to the extent specifically set forth herein and shall not be construed as a consent to or waiver of any breach, Default or Event of Default other than as specifically waived herein and shall not (i) affect the right of the Agent or any of the Holders to demand strict compliance by the Company with all terms and conditions of the Notes, except as specifically consented to, modified or waived by the terms hereof, (ii) be deemed a consent to or waiver of any future transaction or action on the part of any Note Party requiring the Holders’ or the Majority Holders’ consent or approval under the Notes, or (iii) diminish, prejudice or waive any of Agent’s or any Holder’s rights and remedies under the Notes or applicable law, whether arising as a consequence of any Event of Default which may not exist or otherwise, and Agent and each of the Holders hereby reserve all of such rights and remedies. For the avoidance of doubt and notwithstanding anything herein to the contrary, to the extent any provision of the Notes is qualified by, or requires the absence of, any Default or Event of Default, a Default or Event of Default shall be deemed to not have occurred for purposes of such provisions.

6. Amortization Payments. Notwithstanding anything to the contrary in the Notes, (a) the Holders agree to rescind their election to receive, and waive their right to receive, monthly Amortization Payments otherwise due and payable from October 30, 2024 until the Maturity Date as amended by this Agreement (the “Foregone Amortization Payments”), (b) the applicable portion of the aggregate Principal Amounts included in the Foregone Amortization Payments shall remain part of the aggregate Principal Amount of the applicable Note outstanding and shall become due and owing in accordance with the terms of such Notes and (c) Interest shall continue to accrue on such Principal Amounts without interruption.

7. Releases.

(a) The Company, on behalf of itself and each of the Note Parties (and on behalf of each Affiliate thereof) and for itself and for its successors in title and assignees and, to the extent the same is claimed by right of, through or under any of the Note Parties, for its past, present and future employees, agents, representatives (other than legal representatives), officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent, and each of the Holders in their respective capacities as such under the Note Documents, and the Agent’s and each Holder’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Agent and each of the Holders or any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise, whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Notes or any other Note Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”); provided, that, no Releasing Party shall have any obligation with respect to Claims to the extent such Claims are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of any Releasee. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 7.

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(b) The Company, on behalf of each Note Party, itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Note Party pursuant to Section 7(a) of this Agreement. If any Note Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Note Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8. Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

9. Reaffirmation of Obligations. The Company hereby ratifies the Note Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Note Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

10. Note Document. This Agreement shall constitute a Note Document under the terms of each Note.

11. Multiple Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

12. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13. Consent to Jurisdiction; Service of Process; Agreement of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in subsections 13(h) and 13(i) of the Notes are hereby incorporated by reference.

14. Agent Authorization. Each of the undersigned Holders hereby authorizes and directs Agent to execute and deliver this Agreement and the Terminations on its behalf and, by its execution below, each of the undersigned Holders agrees to be bound by the terms and conditions of this Agreement and the Terminations. In executing this Agreement and any of the Terminations, the Agent shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Note Documents.

[Signature page follows]

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IN WITNESS WHEREOF, this Seventh Amendment to 10% Secured Convertible Notes and 10% Secured Promissory Notes has been duly executed and delivered by each of the parties hereto as of the date first above written.

COMPANY:		HOLDER REPRESENTATIVE:

Reed’s, Inc.		Wilmington Savings Fund Society, FSB, solely in its capacity as the Holder Representative

By:	/s/ Norman E. Snyder, Jr.	By:	/s/ Raye Goldsborough
Name:	Norman E. Snyder, Jr.	Name:	Raye Goldsborough
Title:	CEO	Title:	Vice President

HOLDERS:		COLLATERAL AGENT:

D&D Source of Life Holding Ltd.		Wilmington Savings Fund Society, FSB, solely in its capacity as the Collateral Agent

By:	/s/ Shufen Deng	By:	/s/ Raye Goldsborough
Name:	Shufen Deng	Name:	Raye Goldsborough
Title:		Title:	Vice President

[Signature Page to Seventh Amendment of the 10% Secured Convertible Notes and 10% Secured Promissory Notes]